EX-99.906CERT

                           SECTION 906 CERTIFICATIONS

    In connection with this report on Form N-CSR for the Registrant as furnished to the Securities and Exchange Commission on the date hereof (the "Report"), the undersigned hereby certifies, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

    (1) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable; and

    (2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

    Dated: August 26, 2003              By: /s/ Barry Ziskin
                                            -----------------------------------
                                            Barry Ziskin
                                            President and Treasurer

[A signed original of this written statement required by Section 906 has been provided to the Registrant and will be retained by the Registrant and furnished to the Securities and Exchange Commission or its staff upon request. This certification is being furnished to the Commission pursuant to 18 U.S.C. ss. 1350 and is not being filed as part of the Form N-CSR with the Commission.]